UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____ )
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NET 1 UEPS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NET 1 UEPS TECHNOLOGIES, INC.
_______________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on November 29, 2011
_______________
To the Shareholders of Net 1 UEPS Technologies, Inc.:
     NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of Net 1 UEPS Technologies, Inc., a Florida corporation, will be held at our principal executive offices located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on November 29, 2011 at 16h00, local time, for the following purposes:
1.	To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.	To ratify the selection of Deloitte & Touche (South Africa) as the independent registered public accounting firm for the fiscal year ending June 30, 2012.

3.	To hold a non-binding advisory vote regarding executive compensation.

4.	To hold a non-binding advisory vote regarding whether an advisory vote on executive compensation will occur every one, two or three years.

5.	To transact such other business and act upon any other matter which may properly come before the annual meeting or any adjournment or postponement of the meeting.
     Our Board of Directors has fixed the close of business on October 14, 2011 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices during business hours for a period of ten days prior to the meeting.
     Your attention is directed to our annual report for the fiscal year ended June 30, 2011, which is enclosed with this proxy statement.

The Board of Directors,

Dr. Serge C. P. Belamant
Chairman and Chief Executive Officer

Johannesburg, South Africa
October 28, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 29, 2011. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, including proxy card, and annual report, may be viewed and downloaded at http://materials.proxyvote.com/64107N

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. You may also submit your proxy via the Internet as specified in the accompanying Internet voting instructions. Shareholders registered on our South African Branch Register (“South African Shareholders”) are referred to the special instructions contained on page 4 of this proxy statement.

NET 1 UEPS TECHNOLOGIES, INC.
_______________
PROXY STATEMENT
_______________
     We are furnishing this proxy statement in connection with the solicitation by our board of directors of proxies for use at the annual meeting of shareholders to be held at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa on November 29, 2011 at 16h00, local time. Our annual report on Form 10-K and our proxy materials were first mailed on or about October 28, 2011.
VOTING RIGHTS AND PROCEDURES
     Shareholders who owned our common stock at the close of business on October 14, 2011, the record date, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 45,002,304 shares of common stock outstanding on the record date.
     A majority of the total number of outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shareholders who are present at the annual meeting in person or by proxy and who abstain, and proxies relating to shares held by a bank or broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present. In the event that there are not sufficient votes to approve any proposal at the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. The inspector of election appointed for the annual meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
     The following describes how you may vote on each proposal and the votes required for approval of each proposal:
•
Proposal No 1—Our seven director nominees will be elected by a plurality of votes. You may vote for each director nominee or withhold your vote from one or more of the nominees. Withholding a vote as to any director nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions and broker non-votes have no effect, since approval by a specific percentage of the shares present or outstanding is not required.

•
Proposal No. 2—The ratification of the selection of Deloitte & Touche (South Africa) to act as our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

•
Proposal No. 3—The non-binding advisory vote on executive compensation will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

•
Proposal No. 4—With respect to the non-binding advisory vote on the frequency of the advisory vote on executive compensation, shareholders will be considered to have expressed a frequency preference for the alternative that receives the most votes. You may vote for a frequency of every one year, two years or three years. Abstentions and broker non-votes will not affect the outcome of the vote.

     If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the annual meeting that is not on the proxy.
     If you do not indicate a specific choice on a proxy that you sign and submit, your shares will be voted:
•	FOR each of the director nominees;

•	FOR the ratification of the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm;

•	FOR the approval of executive compensation; and

•	FOR one year as the desired frequency of the advisory vote on executive compensation.
     If your shares are held in “street name,” and you do not instruct the bank or broker as to how to vote your shares on Proposals 1, 3 or 4, the bank or broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the bank or broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
The Board of Directors recommends:
•	a vote FOR each of the director nominees;

•	a vote FOR ratification of Deloitte & Touche (South Africa) as our independent registered public accounting firm;

•	a vote FOR the approval of executive compensation; and

•	a vote for ONE YEAR as the desired frequency of the advisory vote on executive compensation.
Revocability of Proxies
     You may revoke your proxy at any time prior to exercise of the proxy by delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., P O Box 2424, Parklands 2121, Gauteng, South Africa, attending the meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.
Internet Availability of Proxy Materials and Annual Report
     A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, including proxy card, and annual report, may be viewed and downloaded at http://materials.proxyvote.com/64107N
Market Information
     Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, in the United States under the symbol “UEPS” and on the JSE in South Africa under the symbol “NT1.” The Nasdaq is our principal market for the trading of our common stock. Our transfer agent in the United States is The Bank of New York Mellon, One Wall Street, New York, New York, 10286. Our transfer agent in South Africa is Link Market Services South Africa (Pty) Ltd (“Link Market”), 16th Floor, 11 Diagonal Street, Johannesburg, 2001, South Africa.

Special Instructions to South African Shareholders
     We are required to comply with certain South African regulations related to circulation and tabulation of proxies issued to our South African Shareholders. The proxy form marked “Net 1 UEPS Technologies, Inc. Proxy for Shareholders Registered on South African Branch Register” must be used by South African Shareholders. The South African proxy must be lodged, posted or faxed to Link Market so as to reach them by 16:00 on November 25, 2011. South African Shareholders that have already dematerialized their shares through a CSDP or broker, other than with own-name registration, should not complete the South African proxy. Instead they should provide their CSDP or broker with their voting instructions, or alternatively, they should inform their CSDP or broker of their intention to attend the annual meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. South African Shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to Link Market.
Solicitation
     We will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The terms of office of each of our current directors will expire at the annual meeting. The Board has determined to nominate for re-election each of our current directors (see “Information Regarding the Nominees” for information on all directors) for a one-year term.
     The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.
     The Board recommends that you vote FOR election of each of the director nominees.

Information Regarding the Nominees

Dr. Serge C. P. Belamant 58 years old Director since 1997
Dr. Belamant founded our company and has been our chief executive officer since 2000 and the chairman of our Board since 2003. Dr. Belamant has more than 30 years of experience in the fields of operations research, security, biometrics, artificial intelligence and online and offline transaction processing systems. He also serves on the boards of a number of private South African companies that perform welfare distribution services and provide microfinance loans. Dr. Belamant spent ten years working as a computer scientist for Control Data Corporation where he won a number of international awards. Later, he was responsible for the design, development, implementation and operation of the Saswitch ATM network in South Africa that is still rated as one of the largest ATM switching systems in the world. Dr. Belamant has patented a number of inventions in a number of fields, including biometrics and gaming. Dr. Belamant holds a PhD in Information Technology and Management.

The Board believes that Dr. Belamant’s strategic vision, technological ingenuity and extensive knowledge of the payments industry makes him an invaluable member of the Board. Dr. Belamant has been the guiding force behind the development of most of our products and services.

Herman G. Kotzé 42 years old Director since 2004
Mr. Kotzé has been our chief financial officer, secretary and treasurer since 2004. Mr. Kotzé was an article clerk and audit manager at KPMG in Pretoria, South Africa, and worked as a business analyst for the Industrial Development Corporation of South Africa before he joined our company’s predecessor in 1998. Mr. Kotzé is a member of the South African Institute of Chartered Accountants.

The Board believes that Mr. Kotzé’s financial expertise and experience with corporate transactions, as well as his long history with the company and deep knowledge of our business and industry makes him well-suited to serve as a director.

Christopher S. Seabrooke 58 years old Director since 2005
Mr. Seabrooke is chief executive officer and a director of Sabvest Limited, an investment holding company which is listed on the JSE Limited (“JSE”). Mr. Seabrooke also serves as a non-executive director of the following JSE listed companies: Brait SA, Datatec Limited, Massmart Holdings Limited and Metrofile Holdings Limited. Mr. Seabrooke is a member of The Institute of Directors in South Africa. Formerly, he was the chairman of the South African State Theater and the deputy chairman of each of the National Arts Council and the Board of Business and Arts South Africa. Mr. Seabrooke has degrees in Economics and Accounting from the University of Natal and an MBA from the University of Witwatersrand.

The Board believes that Mr. Seabrooke’s expertise in finance, accounting and corporate governance and broad experience as a director of several publicly-traded companies covering a broad range of industries makes him an extremely valuable member of our Board.

Antony C. Ball 52 years old Director since 2004
Mr. Ball was a senior executive with the Brait Group, a South African private equity firm, and its predecessors since 1998 and was Brait’s chief executive officer of Brait from 2006 to March 2011. Mr. Ball led the raising and governance of a number of Brait’s private equity funds and was responsible for certain of its private equity investments. Mr. Ball began his career with Deloitte & Touche Consulting (1986-1991), where he co-founded its Strategy Group.

The Board believes that Mr. Ball’s long experience in private equity investing, in both South African and non-South African companies, provides us with valuable insight into the strategic and operational issues that our company faces.

Alasdair J. K. Pein 51 years old Director since 2005
Mr. Pein currently serves as a director of Ecolutia Services AG, a global provider of water, wastewater and environmental treatment solutions. Between 1994 and March 2009, Mr. Pein served as the CEO of the Oppenheimer family’s private equity business (excluding Rest of Africa). During this period of time Mr. Pein held directorships of a number of private companies. In addition, Mr. Pein was a director of Arsenal Digital Solutions, a privately-held US company that provides on-demand data protection services, from 2001 to 2008 Mr. Pein is a qualified South African chartered accountant and completed his articles with Deloitte in Johannesburg in 1987.

The Board believes that Mr. Pein’s financial and accounting expertise, as well as his private equity experience and skills in dealing with compensation, human resources and corporate governance issues, makes him a valuable member of our Board.

Paul Edwards 57 years old Director since 2005
Mr. Edwards is Executive Chairman of Emerging Markets Payments Holdings, an Africa and Middle East payments business. Mr. Edwards has been non-executive vice chairman of Starcomms Limited, a Nigerian telecommunications operator since 2005. Prior to that, Mr. Edwards was the chief executive officer of MTN Group, a pan-African mobile operator. Mr. Edwards has a BSc and an MBA from the University of Cape Town.

The Board believes that Mr. Edwards’ knowledge and experience of the telecommunications industry, especially in Africa, provides us with valuable insight into the potential opportunities to expand our business internationally.

Tom C. Tinsley 58 years old Director since 2008
Mr. Tinsley has been employed by General Atlantic LLC, or GA, since 1999 and currently serves as an advisory director of GA. Mr. Tinsley has served on numerous boards of directors of both private companies and U.S. public companies. He is currently a director of BMC Software, Inc. Mr. Tinsley received an MBA from The Stanford Graduate School of Business and an undergraduate degree from the University of Notre Dame.

The Board believes that Mr. Tinsley’s broad experience in the private equity industry provides us with valuable insight into the strategic and operational issues facing our company. Mr. Tinsley serves on our Board as the nominated director pursuant to a contractual arrangement between us and investment entities affiliated with GA pursuant to which GA is entitled to designate one person to serve on our Board.

PROPOSAL NO. 2: A NON-BINDING ADVISORY VOTE REGARDING
EXECUTIVE COMPENSATION
     We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “named executive officers” or NEOs. This proposal, which is commonly referred to as “say on pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act. Section 14A of the Exchange Act also requires that shareholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3.
     The philosophy of our executive compensation program is to link compensation to the achievement of our key strategic and financial goals. Therefore, we reward our executives for their contributions to our annual and long-term performance by tying a significant portion of their total compensation to key drivers of increased shareholder value. At the same time, we believe our program does not encourage excessive risk-taking by management. The “Executive Compensation” section of this proxy statement beginning on page 15, including the “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by the Board’s Remuneration Committee with respect to our fiscal year ended June 30, 2011.
     The Board is asking shareholders to cast a non-binding advisory vote on the following resolution:
     “Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding advisory basis.”
     Because your vote is advisory, it will not be binding upon the Board or the Remuneration Committee. However, the Board and the Remuneration Committee value the opinions expressed by our shareholders and will consider the outcome of the vote when considering future executive compensation decisions.
     The Board recommends a vote FOR approval of the compensation of our named executive officers.
PROPOSAL NO. 3: A NON-BINDING ADVISORY VOTE REGARDING WHETHER AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION WILL OCCUR EVERY ONE, TWO OR
THREE YEARS
     In Proposal No. 2, we are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs. In this Proposal No. 3, we are asking you to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. You may vote for a frequency of every one, two or three years, or you may abstain on the proposal.
     After careful consideration, our Board currently believes that an executive compensation advisory vote should be held every year, and therefore, our Board recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes. The Board believes that an annual executive compensation advisory vote will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a regular and frequent basis. It is also consistent with our policy of reviewing our executive compensation program annually. We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this Proposal.

     Because this vote is advisory it will not be binding upon the Board or Remuneration Committee. However the Board will take into account the outcome of the vote when considering when to hold the next shareholder advisory vote on executive compensation.
     The Board recommends a frequency vote of every “ONE YEAR” for future executive compensation advisory votes.
PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee of our Board has proposed that Deloitte & Touche (South Africa) be selected to serve as independent registered public accounting firm for the fiscal year ending June 30, 2012. A representative of Deloitte is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders. Deloitte currently serves as our independent registered public accounting firm.
     We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2012. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.
     The Board recommends a vote FOR ratification of the selection of Deloitte.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
MEETINGS OF THE BOARD AND DIRECTOR INDEPENDENCE
     Our Board typically holds a regular meeting once every quarter and holds special meetings when necessary. During the fiscal year ended June 30, 2011, our Board held a total of four meetings. All of the directors who served during our 2011 fiscal year attended 100% of the aggregate number of meetings of the Board and meetings of those committees of the Board on which such director served during the year. We encourage each member of the Board to attend the annual meeting of shareholders, but have not adopted a formal policy with respect to such attendance. All of our directors who served during fiscal 2011 attended last year’s annual meeting. The non-management directors meet regularly without any management directors or employees present. These meetings are held on the day of or day preceding other Board or committee meetings.
     The Board annually examines the relationships between the Company and each of our directors. After this examination, the Board has concluded that Messrs. Seabrooke, Pein, Edwards and Ball are “independent” as defined under Nasdaq Rule 5605(a)(2) and under Rule 10A-3(b)(1) under the Exchange Act, as that term relates to membership on the Board and the various Board committees. Mr. Tinsley is an “independent” director as defined under Nasdaq rules but is not eligible to serve on our Audit Committee, under Rule 10A-3(b)(1) due to the number of shares owned by GA and its affiliated investment entities.

COMMITTEES OF THE BOARD
     The Board has established an Audit Committee, a Remuneration Committee and a Nominating and Corporate Governance Committee. The members of our Board Committees are presented in the table below:

Nominating and
Corporate
			Remuneration		Governance
Director	Audit Committee		Committee		Committee
Antony C. Ball			X		X
Dr. Serge C.P. Belamant (#)
Paul Edwards	X		X		X
Herman G. Kotzé (#)
Alasdair J.K. Pein	X		X	*	X
Christopher S. Seabrooke	X	*	X		X	*
Tom C. Tinsley			X		X

#	Executive

*	Chairperson
Audit Committee
     The Audit Committee consists of Messrs. Seabrooke, Pein and Edwards, with Mr. Seabrooke acting as the chairperson. The Board has determined that Mr. Seabrooke is an “audit committee financial expert” as that term is defined in applicable Securities and Exchange Commission, or SEC, rules, and that all three members meet Nasdaq’s financial literacy criteria. The Audit Committee held eight meetings during the 2011 fiscal year. See “Audit Committee Report” on page 32.
     The Audit Committee was established by the Board for the primary purpose of overseeing or assisting the Board in overseeing the following:
•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our independent auditors and of the internal audit function;

•	the accounting and financial reporting processes and the audits of our financial statements; and

•	our systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by us.
     A copy of our Audit Committee charter is available without charge on our website, www.net1.com under the “Investor Relations — Governance” section.

Remuneration Committee
     The Remuneration Committee comprises Messrs. Pein, Seabrooke, Edwards, Tinsley and Ball, with Mr. Pein acting as the chairperson. The Remuneration Committee held four meetings during the 2011 fiscal year. The Remuneration Committee has the following principal responsibilities, authority and duties:
•
review and approve performance goals and objectives relevant to the compensation of all our executive officers, evaluate the performance of each executive officer in light of those goals and objectives, and set each executive officer’s compensation, including incentive-based and equity-based compensation, based on such evaluation;

•	make recommendations to the Board with respect to incentive and equity-based compensation plans;

•
review and make recommendations to the Board regarding compensation-related matters outside the ordinary course, including but not limited to employment contracts, change-in-control provisions and severance arrangements;

•
administer our stock option, stock incentive, and other stock compensation plans, including the function of making and approving all grants of options and other awards to all executive officers and directors, and all other eligible individuals, under such plans;

•	review annually and make recommendations to the Board regarding director compensation;

•	assist management in developing and, when appropriate, recommend to the Board, the design of compensation policies and plans;

•
review and discuss with management the disclosures in our “Compensation Discussion and Analysis” and any other disclosures regarding executive compensation to be included in our public filings or shareholder reports; and

•
recommend to the Board whether the Compensation Discussion and Analysis should be included in our proxy statement, Form 10-K, or information statement, as applicable, and prepare the related report required by the rules of the SEC.

     A copy of our Remuneration Committee charter is available without charge on our website, www.net1.com under the “Investor Relations — Governance” section.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee comprises Messrs. Seabrooke, Ball, Pein, Edwards and Tinsley, with Mr. Seabrooke acting as the chairperson. The Nominating and Corporate Governance Committee held two meetings during the 2011 fiscal year. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•	monitor the composition, size and independence of the Board;

•	establish criteria for Board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on each committee of the Board;

•	monitor our procedures for the receipt and consideration of director nominations by shareholders and other persons and for the receipt of shareholder communications directed to our Board;

•	make recommendations regarding proposals submitted by our shareholders;

•	establish and monitor procedures by which the Board will conduct, at least annually, evaluations of its performance;

•	review our Corporate Governance Guidelines annually and recommend changes, as appropriate, for review and approval by the Board; and

•	make recommendations to the Board regarding management succession planning and corporate governance best practices.
     A copy of our Nominating and Corporate Governance Committee charter is available without charge on our website, www.net1.com under the “Investor Relations — Governance” section.
BOARD LEADERSHIP STRUCTURE AND BOARD OVERSIGHT OF RISK
Board Leadership
     Our Board of Directors is led by our Chairman, Dr. Serge Belamant, who is also our Chief Executive Officer. The Board believes that Dr. Belamant’s service as both Chairman of the Board and Chief Executive Officer is in our best interests and the best interests of our shareholders.
     A combined Chairman and Chief Executive Officer leadership structure is commonly utilized by public companies in the United States, and our Board believes that this leadership structure has been effective for us and minimizes the potential for duplication of efforts and conflict of roles. Dr. Belamant possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus better positioned than a non-employee chairman to focus the Board’s time and attention on the matters that are most critical to us. Additionally, having one person serve as both Chairman of the Board and Chief Executive Officer enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees, customers and suppliers.
     While our Bylaws do not require that the roles of Chairman of the Board and Chief Executive Officer be filled by the same person, our Board believes that having Dr. Belamant fill both positions is the appropriate leadership structure for us.
     We do not have a lead director. The Board believes that all of our independent directors are active and engaged Board members and that a number of them fulfill a lead director role at various times depending upon the particular issues involved. Further, Mr. Seabrooke, who is the Chairman of both the Nominating and Corporate Governance Committee and the Audit Committee and is a member of the Remuneration Committee, presides over all executive sessions of the independent directors.
The Board’s Role in Risk Oversight
     Managing risk is an ongoing process inherent in all decisions made by management. The Board of Directors discusses risk throughout the year, particularly at Board meetings when specific actions are considered for approval. The Board of Directors has ultimate responsibility to oversee our enterprise risk management program. This oversight is conducted primarily through various committees of the Board as described below.
     We have formed an Enterprise Risk Management Committee which comprises our Chief Financial Officer (who serves as chair) and the leaders of our various business units and which is responsible for identifying, assessing, prioritizing and developing action plans to mitigate the material business, operational and strategic risks affecting us. In addition, the Enterprise Risk Management Committee meetings are attended and coordinated by third-party advisors that assist us with developments in the risk management arena. The Enterprise Risk Management Committee reports to the Audit Committee on a quarterly basis.

     The Audit Committee directly provides oversight of risks relating to the integrity of our consolidated financial statements, internal control over financial reporting and the internal audit function. The Remuneration Committee oversees the management of risks related to our executive compensation program. The Nominating and Corporate Governance Committee oversees the management of risks related to management succession planning.
REMUNERATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of the members of our Remuneration Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board or remuneration committee of any entity that has one or more of its executive officers serving on our Board or our Remuneration Committee.
     Pursuant to the stock purchase agreement, dated July 18, 2005, among the investment entities affiliated with GA, us and certain other parties, GA is entitled to designate one nominee to our Board. Mr. Tinsley serves as the GA designee. In addition, pursuant to the stock purchase agreement, we granted rights, under certain circumstances and subject to certain limitations, with respect to the registration of our shares held by investment entities affiliated with GA.
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
     The Nominating and Corporate Governance Committee reviews with the Board the skills and characteristics required of Board members. Our Corporate Governance Guidelines provide that the committee will consider a candidate’s independence, as well as the perceived needs of the Board and the candidate’s background, skills, business experience and expected contributions. At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee may also take into account the benefits of diversity in candidates’ viewpoints, background and experience, as well as the benefits of constructive working relationships among directors. Other than as set forth in our Corporate Governance Guidelines, the committee does not have a formal policy with respect to diversity.
     The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors, the ability of an individual director to devote the appropriate level of time and attention to Board duties in light of other positions he holds (including other directorships) and the changing needs of the Board. We do not have a limit on the number of terms an individual may serve as a director on our Board.
     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The committee will consider shareholder recommendations for candidates for the Board that are properly submitted in accordance with Section 4.16 of our by-laws in the same manner it considers nominees from other sources. In evaluating such recommendations, the committee will use the qualifications standards described above and will seek to achieve a balance of knowledge, experience and capability on the Board.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD
     Any shareholder who wishes to communicate directly with the Board may do so via mail or facsimile, addressed as follows:
Net 1 UEPS Technologies, Inc.
Board of Directors
P O Box 2424
Parklands, 2121, Gauteng, South Africa
Fax: 27 11 880 7080
     The corporate secretary shall transmit any communication to the Board, or individual director(s), as applicable, as soon as practicable upon receipt. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.
CORPORATE GOVERNANCE GUIDELINES
     The Board has adopted a set of corporate governance guidelines. We will continue to monitor our corporate governance guidelines and adopt changes as necessary to comply with rules adopted by the SEC and Nasdaq, and to conform to best industry practice. This will include comparing our existing policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and the practices of other public companies. A copy of our corporate governance guidelines is available on our website at www.net1.com under the “Investor Relations — Governance” section.
CODE OF ETHICS
     The Board has adopted a written code of ethics, as defined in the regulations of the SEC. We require all directors, officers, employees, contractors, consultants and temporary staff, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer or controller and other senior personnel performing similar functions, to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. Our code of ethics requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. A copy of our code of ethics is available upon request made either by mail to our corporate secretary at Net 1 UEPS Technologies, Inc., P O Box 2424, Parklands 2121, Gauteng, South Africa or by telephone to our Investor Relations Department at + 1 212-626-6675. A copy of our code of ethics is also available free of charge on our website at www.net1.com under the “Investor Relations — Governance” section.

COMPENSATION OF DIRECTORS
     Directors who are also executive officers do not receive separate compensation for their services as directors. During fiscal 2011, our non-executive directors received compensation as described below.

	Fees Earned or Paid
Name	in Cash	Stock Awards(1)	Total
Antony C. Ball	$54,167	$25,000	$79,167
Paul Edwards	$70,417	$32,500	$102,917
Alasdair J.K. Pein	$93,333	$40,000	$133,333
Christopher S. Seabrooke	$116,667	$50,000	$166,667
Tom C. Tinsley	$54,167	$25,000	$79,167

(1)
Represents shares of restricted stock granted on August 27, 2010, one-third of which vest on August 27, 2011, 2012 and 2013, respectively. Vesting of such shares is conditioned upon the recipient’s continuous service as a member of our Board through the applicable vesting date. The dollar value reflected is based on the closing price of our common stock on the date of grant. Based on this price, the number of shares granted was as follows: Messrs. Ball and Tinsley—2,023; Mr. Edwards—2,629; Mr. Pein—3,236 and Mr. Seabrooke—4,045.

     The Board made determinations of fiscal 2011 total compensation based on analysis of the annual compensation of non-executive directors of US- and UK-listed transaction processor companies with a range of market equity capitalizations above, below and comparable to ours. The peer group comprised: Fiserv Inc., Heartland Payment Systems, Inc., Global Payments Inc., Wright Express Corporation, Euronet Worldwide, Inc., Total System Services, Inc., Verifone Systems, Inc., Jack Henry & Associates, Inc. and Sage Group plc. This peer group is similar to the peer group used to determine our executive officers’ compensation.
     During fiscal 2011, Mr. Tinsley served as a director pursuant to an agreement between us and investment entities affiliated with GA. Under this agreement, we are required to reimburse the travel and accommodation expenses incurred in connection with his attendance at our Board and committee meetings. Mr. Tinsley did not claim any reimbursements in the fiscal 2011 year.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance as of June 30, 2011:

Number of
securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon		under equity
	exercise of	Weighted average	compensation plans
	outstanding	exercise price of	(excluding
	options,	outstanding	securities
	warrants and	options, warrants	reflected in column
	rights	and rights	(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders
Amended and Restated Stock Incentive Plan	1,982,580	$18.15	3,106,039
Equity compensation plans not approved by security holders
Stock options granted to employees of Prism Holdings Limited (“Prism”) (1)	132,040	$22.51	—

Total	2,114,620		3,106,039

(1)
In connection with the acquisition of Prism in July 2006, we granted Prism employees options to purchase shares of common stock at an exercise price of $22.51 per share, which was the average of the high and low sale prices of the common stock on the date of grant. These options are all currently exercisable and expire on August 24, 2016.

EXECUTIVE COMPENSATION
ANALYSIS OF RISK IN OUR COMPENSATION STRUCTURE
     As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of our employees incentivize unnecessary and excessive risk-taking, the Remuneration Committee evaluated the risk profile of our compensation policies and practices for fiscal 2011 and concluded that they do not motivate imprudent risk taking. In its evaluation, the Remuneration Committee reviewed our employee compensation structures, and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including:
•	a balanced mix between cash and equity, and annual and longer-term incentives;

•	caps on incentive awards at reasonable levels;

•	linear payouts between target levels with respect to annual cash incentive awards;

•	discretion on individual awards; and

•	long-term incentives.
     The Remuneration Committee also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Remuneration Committee concluded that our compensation programs do not include such elements. In addition, the Remuneration Committee analyzed our overall enterprise risks and how compensation programs may impact individual behavior in a manner that could exacerbate these enterprise risks. For this purpose, the Remuneration Committee considered our growth and return performance, volatility and leverage. In light of these analyses, the Remuneration Committee concluded that it has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on us. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long term.

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2011 Compensation Summary
•
Base salary—Dr. Serge Belamant, our Chief Executive Officer and Nitin Soma, our Vice-President — Information Technology did not receive a base salary increase and Herman Kotzé, our Chief Financial Officer received an increase of 5.5% from fiscal 2010. Base salary represents a significant portion of compensation, given the highly cash-generative nature of our business;

•
Cash incentive awards—in November 2010, we established a cash incentive award plan for fiscal 2011 for Dr. Belamant and Mr. Kotzé that linked payment to the achievement of specific financial performance (quantitative) goals, both on a business unit and company-wide basis, and operational (qualitative) goals. Based on our fiscal 2011 financial performance, each of Dr. Belamant and Mr. Kotzé received 27% of his potential target award, which was paid based on partial achievement of the specified quantitative goals. In the opinion of the Remuneration Committee, the specified operational goals were not achieved and thus Dr. Belamant and Mr. Kotzé did not receive any portion of the award that was based on successful achievement of those goals. We describe our cash incentive award plan and the Remuneration Committee’s decisions in more detail below under “Elements of 2011 Compensation” on page 21;

•	Bonus—Mr. Soma received a bonus of $72,000 for fiscal 2011;

•
Stock-based awards—We made an annual award of stock options with time-based vesting provisions to a group that included Dr. Belamant and Messrs. Kotzé and Soma. Mr. Oh, the president of KSNET, was compensated solely under the terms of his employment agreement. We also made awards of restricted stock to Dr. Belamant and Mr. Kotzé with vesting based on achievement of Fundamental EPS targets for fiscal 2011, 2012 and 2013 of $1.44, $1.66 and $1.90, respectively. The Remuneration Committee established these Fundamental EPS targets at levels it believed were achievable, yet challenging, in light of the less advantageous SASSA contract received in August 2010;

•
Non-vesting of 2007 restricted stock—The final tranche of August 2007 performance-based restricted stock issued to certain employees, including Dr. Belamant and Messrs. Kotzé and Soma, did not vest and consequently were forfeited, based on the shortfall in 2011 Fundamental EPS required for vesting.

Overview
     The goal of our executive compensation program is the same as our goal for operating the company—to create long-term value for our shareholders. To achieve this goal, we seek to reward our named executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with us for long and rewarding careers. This section of the proxy statement explains how our compensation program is designed and operates in practice with respect to the four individuals who comprised our named executive officers at the end of our 2011 fiscal year—Dr. Belamant, Mr. Kotzé, Mr. Soma and Mr. Oh. Our named executive officers have the broadest job responsibilities and are the only individuals who have policy-making authority.

     Each element of our executive compensation program is designed to fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, bonus and both equity and non-equity incentive compensation. Each named executive officer receives one or more, but not necessarily all, of these elements. In determining the type and amount of compensation for each executive officer, we focus on both current pay and the opportunity for future compensation and seek to combine compensation elements so as to optimize his or her contribution to us. We consider the mix of our compensation components from year to year based on our overall performance, an executive’s individual contributions, and compensation practices of other US- and UK-based public companies including companies in our “peer group” described below. We do not have an exact formula for allocating between cash and non-cash compensation. We do, nonetheless, provide for a balanced mix of compensation components that are designed to encourage and reward behavior that promotes shareholder value in both the short and long term.
     The chart below illustrates the mix of the elements of the 2011 compensation program we established for our named executive officers, using target levels for the cash incentive component. See “Elements of 2011 Compensation— Quantitative Portion of the Cash Incentive Award Plan—Potential and Actual Payments” on page 23 for further detail.

Compensation Objectives
     Performance. We reward excellent performance by our named executive officers and motivate them to continue to produce superior, long-term results through a combination of cash bonuses, incentive payments that depend on achievement of pre-defined levels of financial and operating goals and equity awards in the form of stock options or restricted stock that derive their value from increases in our share price and/or satisfaction of other financial performance goals. Base salary, bonus and non-equity incentive compensation are designed to reward annual achievements and be commensurate with each executive officer’s scope of responsibility, demonstrated ingenuity, dedication, leadership and management effectiveness. Equity incentive compensation focuses on achievement of longer term results.

     Alignment. We seek to align the interests of our named executive officers with our shareholders by evaluating them on the basis of financial and non-financial measurements that we believe ultimately drive long-term shareholder value. In particular, for the past several years, we have established an annual cash incentive award plan for, and awarded performance-based restricted stock to, Dr. Belamant and Mr. Kotzé. The primary financial measure we have used for both our cash incentive award plan and the performance-based restricted stock grants is “fundamental earnings per share” which is earnings per share determined in accordance with generally accepted accounting principles, adjusted to exclude the effects of certain items such as amortization of intangible assets; stock-based compensation charges; and one-time, large, unusual items as determined in the discretion of the Remuneration Committee. During fiscal 2011, we added two additional financial measures to the cash incentive award plan. First, due to the significant investment represented by the KSNET acquisition, we measure KSNET earnings on a stand-alone basis. Second, we focused on revenue growth of our company as a whole (other than our pension and welfare business and KSNET). Non-financial measures include the achievement of strategic and operational goals. The elements of our compensation package that we believe align these interests most closely are a combination of annual quantitative and qualitative cash compensation awards, stock option awards which increase in value as our stock price increases and restricted stock awards which vest over time and upon the satisfaction of specified performance goals.
     Retention. The Remuneration Committee recognizes that the talent pool in South Africa is more limited than in other more developed countries. In addition, the long tenure of our South Africa-based management team, in particular, Dr. Belamant and Messrs. Kotzé and Soma, has made them especially knowledgeable about our business and industry and thus particularly valuable to us. We wish to avoid losing these long-tenured officers and their invaluable knowledge, particularly given how important they are to our future performance. Therefore, retention is a key objective of our executive compensation program. We attempt to retain our named executive officers by seeking to provide a competitive pay package and using continued service as a condition to receipt of full compensation. The extended vesting terms of equity awards have the effect of tying this element of compensation to continued service with us.
Implementing our Objectives
     Process for Determining Compensation. The Remuneration Committee analyzes compensation data of companies that it selects as a peer group to better understand how our pay package compares with those companies. The Remuneration Committee then uses this knowledge to develop our executive compensation program based on its judgment of what is appropriate and necessary to fulfill and maintain the company’s staffing needs. As described in more detail below, it considers internal pay equity as between the chief executive officer and the chief financial officer and uses a formulaic approach to set the chief financial officer’s compensation relative to the chief executive officer’s compensation but does not do so for the other named executive officers.
     The peer group selected by the Remuneration Committee comprises a broad spectrum of companies, which range significantly in size from a revenue, profitability and enterprise value perspective. The peer group consists of payment processing companies generally considered comparable to us in terms of their businesses (such as being a payment systems provider) as well as other companies within other parts of the information technology sector and those engaged in emerging markets. Our peer group, which includes both US and UK listed companies, consists of the following companies: Fiserv Inc., Heartland Payment Systems, Inc., Global Payments Inc., Wright Express Corporation, Euronet Worldwide, Inc., Total System Services, Inc., Verifone Systems, Inc., Jack Henry & Associates, Inc. and Sage Group plc.

     The Remuneration Committee’s process for determining compensation includes an analysis of all elements of compensation. The Remuneration Committee compares these compensation components separately and in total to compensation at the peer group companies, taking into account, among other things, the relative market capitalizations of Net1 and the members of the peer group. The Remuneration Committee sets the compensation of Mr. Kotzé based on the total compensation package of Dr. Belamant. Since the role played by Mr. Kotzé is significantly broader than that of a typical chief financial officer, the Remuneration Committee’s goal is to set this package at approximately 45% to 65% of Dr. Belamant’s total compensation package. Because the Remuneration Committee considers international comparables in its compensation analysis for both Dr. Belamant and Mr. Kotzé, their total compensation packages are denominated in US dollars. Because Mr. Soma’s compensation package is derived from the amount of compensation we pay to Mr. Kotzé, his compensation packages is also denominated in US dollars. Our executive officers based in South Africa may elect to be paid in a currency other than US dollars, in which case the US dollar amount is converted into ZAR at the exchange rate in effect at the time of payment. Mr. Oh is paid in Korean won in accordance with the terms of his negotiated employment agreement. In the second quarter of each fiscal year, the Remuneration Committee establishes base salaries and sets the short-term cash incentive plan remuneration targets and payment criteria for our executives. Following the end of each fiscal year, the Remuneration Committee determines the annual incentive cash payments and bonuses, if any, to be made to each executive officer based on their and our performance during the fiscal year.
     Compensation for fiscal 2011 for Mr. Oh was determined in accordance with his employment agreement. Under the employment agreement, he receives a base salary and is entitled to receive a cash incentive payment based upon the achievement of certain targets that are linked to the operating performance of KSNET.
     Before the Remuneration Committee makes decisions on compensation for the year, it discusses with Dr. Belamant each executive officer’s performance during the year, his or her accomplishments and specific areas of progress. Dr. Belamant bases his evaluation on his knowledge of each executive officer’s performance (with due regard to the operational environment) and targets that have been set for a particular performance period. The executive officers are then evaluated based on their individual performance during the fiscal year. Dr. Belamant makes a recommendation to the Remuneration Committee on each executive officer’s compensation, except for his own and Mr. Kotzé’s compensation. Executive officers do not propose or seek approval for their own compensation. Dr. Belamant’s and Mr. Kotzé’s annual performance review is developed by the Remuneration Committee as a whole.
     The Remuneration Committee also consults with Dr. Belamant and Mr. Kotzé regarding non-executive officer employee compensation and is responsible for approving all awards under our Stock Incentive Plan.
     Equity Grant Practices. We believe that long-term performance is achieved through a culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Accordingly, awards of stock options and restricted stock are a fundamental element in our executive compensation program because they emphasize long-term performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. We have granted equity awards through our Stock Incentive Plan which was adopted by our Board of Directors and approved by our shareholders to permit the grant of stock options and other stock-based awards to our employees, directors and consultants. Options granted under the plan vest ratably over a period of three to five years after grant unless otherwise provided in a particular award agreement and have ten-year terms from the date of grant. In determining the size of an equity award to an executive officer, the Remuneration Committee considers the executive’s then current cash total compensation package (which includes salary, potential bonus and cash incentive plan compensation), any previously received equity awards, the value of the grant at the time of award and the number of shares available for grants pursuant to our Stock Incentive Plan.

     We record stock-based compensation charges over the vesting term of the equity award as required under current accounting standards. When awarding equity compensation, management and the Remuneration Committee seek to weigh the cost of these grants with their potential benefits as a compensation tool. We believe that combining grants of stock options and restricted stock effectively balances our objective of focusing our employees, including our named executive officers, on delivering long-term value to our shareholders, with our objective of providing value to our employees with the equity awards. Stock options have value only to the extent that our stock price on the date of exercise exceeds the stock price on the date of grant or any particular minimum share price necessary to vest such options, and thus are an effective compensation tool only if the stock price appreciates during the vesting term. In this sense, stock options are a motivational tool.
     Employment Agreements. As a general rule, we employ all of our personnel, including our executives, on an “at will” basis, without employment agreements, severance payment arrangements (except as required by local labor laws), or payment arrangements that would be triggered by a change in control. The absence of such arrangements enables us to terminate the employment of these named executive officers with discretion as to the terms of any severance arrangement that might be provided upon such termination. This is consistent with our performance-based employment and compensation philosophy. We do have restraint of trade agreements with each of these named executive officers. The terms of these agreements provide that upon the termination of the executive’s employment, the executive is restricted, for a period of 24 months, from soliciting business from certain customers, working for or holding interests in our competitors or participating in a competitive activity within the territories where we do business.
     However, we do from time to time enter into employment agreements with senior executives of companies that we acquire in connection with and as a condition to the acquisition. Compensation under that initial employment agreement would not ordinarily be determined by reference to peer group comparisons. We entered into an employment agreement with Mr. Oh in October 2010 in connection with our acquisition of KSNET. Under this employment agreement, which expires on June 30, 2014, Mr. Oh receives the following cash compensation: (i) an annual base salary of KRW 375 million for the entire term, (ii) an annual conditional guaranteed bonus of KRW 200 million and (iii) an annual conditional incremental bonus equal to 2.72% of base salary multiplied by an operating profit growth multiple. The annual guaranteed bonus is conditioned on KSNET achieving operating profit in a fiscal year (defined as KSNET net income before interest, taxation and the conditional guaranteed bonus and the conditional incremental bonus), that is greater or equal to operating profit for the immediately preceding fiscal year. Operating profit growth multiple is the amount (expressed in percentage terms), if any, beyond which operating profit in a fiscal year exceeds operating profit for the immediately preceding fiscal year by 15%. The combined conditional guaranteed and incremental bonus is limited to 125% of annual base salary. References to fiscal year for the year ended June 30, 2011, for purposes of the conditional guaranteed and incremental bonus mean the six-month period from January 1, 2011 to June 30, 2011, and for the immediately preceding fiscal year mean the six-month period from January 1, 2010 to June 30, 2010. The fiscal 2012 conditional guaranteed and incremental bonus will be compared to the full twelve-month period ending June 30, 2012.
     In addition to his cash compensation, in accordance with the terms of Mr. Oh’s employment agreement, he was granted a restricted stock award under our Stock Incentive Plan for 60,000 shares of our common stock. The vesting of this restricted stock award would occur on June 30, 2014, provided that he remained employed with us through that date and he earned a Conditional Incremental Bonus for each of the fiscal years ending June 30, 2011, June 30, 2012, June 30, 2013 and June 30, 2014. Because Mr. Oh did not earn a Conditional Incremental Bonus for fiscal 2011, the restricted stock award has been forfeited. Under the terms of his employment agreement, Mr. Oh is entitled to participate in national health insurance and the national pension plan provided under the laws of Korea, to receive reimbursement for annual physical examinations for him and his spouse, and to make use of a Company provided car and driver for business and reasonable personal use.

     Similar to the restraint of trade agreements that we have with our other named executive officers, Mr. Oh’s employment agreement provides that upon the termination of his services with the Company, he is restricted, for a period of 36 months, from soliciting business from certain customers, working for or holding interests in our competitors or participating in a competitive activity within the territories where we do business. The employment agreement also provides for certain payments upon his termination of service by us without just cause, which payments are described below under “Potential Payments Upon Termination or Change-in-Control” on page 29.
     Considerations Regarding Tax Deductibility of Compensation. Section 162(m) of the US tax code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of the three most highly compensated executive officers other than our chief executive officer or chief financial officer. Certain qualified performance-based compensation is not subject to this deduction limit. Our stock option awards under the Stock Incentive Plan have been structured with the intention that the compensation the executives will realize when the stock options are exercised will be qualified performance-based compensation not subject to the limitations imposed by Section 162(m). However, to maintain flexibility in compensating our named executive officers in a manner designed to promote our various corporate goals, it is not a policy of the Remuneration Committee that all executive compensation must be tax-deductible. For example, the bonuses and non-equity incentive compensation payments made to our named executive officers are not qualified performance-based compensation and may be subject to the tax deduction limitations imposed by Section 162(m). Similarly, the restricted stock granted to our named executive officers, the vesting of which is conditioned upon satisfaction of our performance goals, may be subject to the tax deductibility limitations imposed by Section 162(m) because the Remuneration Committee retains flexibility to adjust the performance goals to reflect extraordinary events. The Remuneration Committee believes that the importance of retaining this flexibility outweighs the benefits of tax deductibility.
     Compensation Consultants. Neither we nor the Remuneration Committee have any contractual arrangement with any compensation consultant or used the services of any compensation consultant who has a role in determining or recommending the amount or form of executive officer compensation.
Elements of 2011 Compensation
     Base Salary. Salaries for fiscal 2011 were determined in the second quarter of the 2011 fiscal year after a review of our peer group companies described above. Dr. Belamant and Mr. Soma did not receive a base salary increase, Mr. Kotzé received a 5.5% increase based on the anticipated expansion of his operational responsibilities as a result of the KSNET acquisition and Mr. Oh was paid in accordance with his employment agreement.
     Payments under Cash Incentive Award Plan. During the second quarter of fiscal 2011, the Remuneration Committee established a cash incentive award plan for Dr. Belamant and Mr. Kotzé pursuant to which each of them would be eligible to earn a cash incentive award based on our fiscal 2011 financial performance and his individual contribution toward the achievement of certain corporate objectives.
     The plan provided for a target level cash incentive award of 100% of the executive’s base salary for fiscal 2011, 75% of which was to be based on achievement of the quantitative factors described below and 25% of which was to be based on the level of achievement of the qualitative factors described below. The quantitative portion of the award provided for threshold, target and maximum amounts of 50%, 100% and 150%, respectively, of the executive’s base salary multiplied by 0.75 (to reflect that 75% of the target award was based on the quantitative factors), while the qualitative portion of the award was limited to 100% of the executive’s base salary multiplied by 0.25 (to reflect that 25% of the target award was based on qualitative factors).

     Quantitative Portion of the Cash Incentive Award Plan
     The quantitative portion of the cash incentive plan was based on three quantitative metrics, with each metric to be measured and awarded separately:
•
30% of this portion was based on specified percentage increases in earnings before interest and taxes, in Korean won, of KSNET (“KSNET EBIT”) for fiscal 2011 as compared to fiscal 2010. The following increases in KSNET EBIT entitled the executive to receive the following percentages of this portion of the award:

•	Less than 10% increase—0%

•	10% increase (threshold)—50%

•	15% increase (target)—100%

•	25% increase (maximum)—150%

•	Increases above 10% and below 25% would be interpolated on a linear basis and rounded to the nearest percentage.
•
20% of this portion was based on specified percentage increases in our revenue as a whole, excluding Cash Paymaster Services (our pension and welfare business) and KSNET (“Net1 Revenue (ex CPS/KSNET)”) for fiscal 2011 as compared to fiscal 2010. For this purpose, all revenue was to be denominated in ZAR but any portion of such revenue attributable to Net1 UETS, Net1 UTA and Prism that is earned in other currencies would be converted to ZAR using the same exchange rates that prevailed in fiscal 2010. The following increases in Net1 Revenue (ex CPS/KSNET) entitled the executive to receive the following percentages of this portion of the award:

•	Less than 15% increase—0%

•	15% increase (threshold)—50%

•	20% increase (target)—100%

•	30% increase (maximum)—150%

•	Increases above 15% and below 30% would be interpolated on a linear basis and rounded to the nearest percentage.
•
50% of this portion was based on the achievement of specified levels of fundamental diluted earnings per share (“Fundamental EPS”) for fiscal 2011. Fundamental EPS was to be measured in U.S. dollars as our earnings per share determined in accordance with U.S. generally accepted accounting principles, as adjusted to exclude the effects related to (i) the amortization of intangible assets and acquisition-related costs; (ii) stock-based compensation charges; (iii) foreign exchange gains and losses arising from foreign currency hedging transactions and (iv) other items that the Remuneration Committee may determine in its discretion to be appropriate (for example, accounting changes and one-time or unusual items). Further, the calculation of Fundamental EPS was to assume no change in our effective tax rate from fiscal 2010.

•	The following levels of Fundamental EPS entitled the executive to receive the following percentages of this portion of the award:
•	Below $1.44—0%

•	$1.44 (threshold)—50%

•	$1.60 (target)—100%

•	$1.75 (maximum)—150%

•	Fundamental EPS above $1.44 and below $1.75 would be interpolated on a linear basis and rounded to the nearest percentage.

     Quantitative Portion of the Cash Incentive Award Plan—Potential and Actual Payments
     The table below presents our potential and actual payments to Dr. Belamant related to the quantitative portion of our cash incentive award plan for fiscal 2011:

Dr. Serge C.P. Belamant — Chief Executive Officer							Total
			Net1 Revenue		2011
	KSNET EBIT		(ex CPS/KSNET)		Fundamental EPS
	Potential		Potential		Potential
	Payment	Actual	Payment	Actual	Payment	Actual	Potential	Actual
	($)	($)	($)	($)	($)	($)	($)	($)
Threshold	95,625		63,750		159,375		318,750
Target	191,250		127,500		318,750		637,500
Maximum	286,875		191,250		478,125		956,250
Actual		—		—		229,102		229,102
     The table below presents our potential and actual payments to Mr. Kotzé related to the quantitative portion of our cash incentive award plan for fiscal 2011:

Herman G. Kotzé-Chief Financial Officer							Total
			Net1 Revenue		2011
	KSNET EBIT		(ex CPS/KSNET)		Fundamental EPS
	Potential		Potential		Potential
	Payment	Actual	Payment	Actual	Payment	Actual	Potential	Actual
	($)	($)	($)	($)	($)	($)	($)	($)
Threshold	50,625		33,750		84,375		168,750
Target	101,250		67,500		168,750		337,500
Maximum	151,875		101,250		253,125		506,250
Actual		—		—		121,289		121,289
     After the close of fiscal 2011, the Remuneration Committee met and determined each element of the Company’s financial performance described above and each executive’s contribution toward the progress against the qualitative objectives. Based on the financial performance factors, the Remuneration Committee determined to award Dr. Belamant and Mr. Kotzé cash incentive payments of $229,102 and $121,289, respectively, in respect of the quantitative portion of the cash incentive award plan. Overall, these amounts represent 36% of the potential target amount of the quantitative portion of the award for each executive.
     Qualitative Portion of the Cash Incentive Award Plan
     With regard to the qualitative portion of the cash incentive plan, each of Dr. Belamant and Mr. Kotzé was entitled to receive up to 25% of his annual base salary based on his individual contribution toward the achievement of the following Company-wide objectives no later than August 2011 (with the Remuneration Committee determining to award between 0% and 100% of such amount based on its assessment of progress against these objectives):
•	submission to the Board of a new strategic plan, together with a revised organizational structure to support such plan;

•	approval of such plan and structure by the Board; and

•	successful recruitment of new management employees to fill the positions identified in the strategic plan and organizational structure.

     After the close of fiscal 2011, the Remuneration Committee considered whether to make payments in respect of the qualitative portion of the cash incentive award plan and determined that no payments be made relative to these criteria for fiscal 2011. Management has discussed various strategic alternatives with the Board which alternatives vary greatly depending on the outcome of the SASSA tender. Management concluded that it would therefore be premature to finalize and propose a final strategy inclusive of any necessary changes to the existing organizational structure to the board until the tender outcome is known. Notwithstanding these circumstances, management has accepted the Remuneration Committee’s decision relative to the 2011 incentives and agreed that these qualitative objectives will be included again as components of their cash incentive award criteria in the 2012 fiscal year during which the tender result should be known.
     Conditional Guaranteed and Incremental Bonus for Mr. Oh. Mr. Oh did not meet his conditional guaranteed and incremental bonus targets and therefore, no bonus was paid to him for fiscal 2011.
     Bonus. Bonuses may be awarded for accomplishments during the fiscal year and are designed to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, management experience and effectiveness. Likewise, with respect to Dr. Belamant and Mr. Kotzé, bonuses may be paid for performance based on factors external to the ones considered in determining the payment of the cash incentive awards described above. Bonuses are determined by the Remuneration Committee with advice from the management directors (in the case of executives other than Dr. Belamant and Mr. Kotzé), based upon the Remuneration Committee’s assessment of the individual’s contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by the executive officers and the Remuneration Committee. The goal of this element of compensation focuses on motivating and challenging the executive to achieve superior, longer term, sustained results.
     Mr. Soma, our Vice-President — Information Technology received a bonus of $72,000 as a result of his contributions to the successful certification of various payment processing solutions, including MasterCard payment card industry data security standard (“PCI DSS”) chip certification; oversight of various software development projects, including the white label pay application for EMV cards, and continuing oversight of the information technology component of our Sarbanes Oxley compliance.
     Equity Incentive Awards. In November 2010, Dr. Belamant, Mr. Kotzé and Mr. Soma, our Vice President—Information Technology, were awarded options to purchase 100,000, 67,000 and 35,000 shares of common stock, respectively. The options are exercisable at a price of $10.59 per share, which was the closing price of our common stock on the Nasdaq Stock Market on November 10, 2010. One-third of the options vest on each of the first, second and third anniversaries of the grant date and expire ten years after the grant date, conditioned on the continuous service of the recipient through the applicable vesting date.
     In addition, in November 2010, Dr. Belamant and Mr. Kotzé were awarded 50,000 and 33,000 shares of restricted stock, respectively. One-third of the award shares vest on the first, second and third anniversaries of the grant date, conditioned on the continuous service of the recipient through the applicable vesting date and our achieving the specified financial performance target for the fiscal year immediately preceding that vesting date (i.e., each of the 2011, 2012 and 2013 fiscal years). For this purpose, the financial performance targets are specified Fundamental EPS targets. The Fundamental EPS targets for the 2011, 2012 and 2013 fiscal years are $1.44, $1.66 and $1.90, respectively. If Fundamental EPS for the specified fiscal year does not equal or exceed the Fundamental EPS target for such fiscal year, no award shares will become vested or non-forfeitable on the corresponding vesting date but are available to become vested and non-forfeitable as of a subsequent vesting date if the Fundamental EPS target for a subsequent fiscal year is met, provided that the recipient’s service continues through such subsequent vesting date. Any outstanding award shares that have not become vested and nonforfeitable as of the last vesting date will be forfeited by the recipient on that date for no consideration.

     Based on our Fundamental EPS for fiscal 2011, the Remuneration Committee determined that the first tranche of the November 2010 restricted stock grant had vested. The Remuneration Committee determined that the third and final tranche of the restricted stock awards granted in August 2007 to Dr. Belamant, Mr. Kotzé and all other recipients had not vested, based on the Company’s failure to meet the financial performance target required for vesting of that tranche. The financial performance target was a 20% increase, compounded annually, in fundamental diluted earnings per share, expressed in South African rand, above the fundamental diluted earnings per share for the fiscal year ended June 30, 2007. The first two tranches of the restricted stock awards vested in September 2009 and 2010, respectively.
     Finally, the Remuneration Committee determined that the restricted stock awarded to Mr. Oh under his employment agreement did not vest because the required KSNET financial performance in fiscal 2011 had not been met.
     Other. We provide on-site residential security services for Dr. Belamant consisting of two armed guards. These services are provided based on bona fide business-related security concerns and are an integral part of our overall risk management program. The Board believes that provision of these security services is a necessary and appropriate business expense because Dr. Belamant’s personal safety and security are of the utmost importance to us and our shareholders. These security services may be viewed as conveying a personal benefit to Dr. Belamant. Under Mr. Oh’s employment agreement, he is entitled to reimbursement for mandatory national health insurance, national pension and school fees and is entitled to the use of an automobile.
REMUNERATION COMMITTEE REPORT
For the Year Ended June 30, 2011
     The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Net 1 UEPS Technologies, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.
     The Remuneration Committee, which comprises all the independent directors, has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with our Chief Executive Officer, Dr. Serge C.P. Belamant, and our Chief Financial Officer, Herman G. Kotzé. Based on this review and discussion, the Remuneration Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in our Annual Report on Form 10-K and this proxy statement.
Remuneration Committee
Alasdair J.K. Pein, Chairman
Christopher S. Seabrooke
Antony C. Ball
Paul Edwards
Tom C. Tinsley
Executive Compensation Tables
     The following narrative, tables and footnotes describe the “total compensation” earned during fiscal years 2011, 2010 and 2009, as applicable, by our named executive officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our named executive officers or the target compensation of our named executive officers in fiscal 2011. The actual value realized by our named executive officers in fiscal 2011 from long-term equity incentives (options and restricted stock) is presented in the Option Exercises and Stock Vested Table on page 29. Target annual incentive awards for fiscal 2011 are presented in the Grants of Plan-Based Awards table on page 27.

SUMMARY COMPENSATION TABLE (1)
     The following table sets forth the compensation earned by our named executive officers for services rendered during fiscal years 2011, 2010 and 2009.

							Non-Equity
							Incentive
				Stock			Plan	All Other
Name and		Salary ($)	Bonus ($)	Awards		Option	Compensation	Compensation		Total
Principal Position	Year	(2)	(3)	($)		Awards ($) (4)	($) (3)	($)		($)
Dr. Serge C.P. Belamant,	2011	850,000	—	529,500	(5)	260,800	229,102	40,541	(6)	1,909,943
Chief Executive Officer,	2010	850,000	255,000	—		—	221,000	38,000	(6)	1,364,000
Chairman of the Board and	2009	850,000	—	—		2,256,945	400,000	32,000	(6)	3,538,945
Director

Herman G. Kotzé, Chief	2011	445,833	—	349,470	(5)	174,736	121,289	—		1,091,328
Financial Officer,	2010	425,000	127,500	—		—	110,500	—		663,000
Treasurer, Secretary and	2009	425,000	100,000	—		1,244,931	200,000	—		1,969,931
Director

Nitin Soma, Vice-President	2011	288,000	72,000			91,280	—	—		451,280
— Information Technology	2010	288,000	72,000	—		—	—	—		360,000
	2009	288,000	72,000	—		722,854	—	—		1,082,854

Phil-Hyun Oh, President	2011	223,071	—	739,800	(8)	—	—	38,552	(9)	1,001,423
— KSNET (7)

(1)	Includes only those columns relating to compensation awarded to, earned by, or paid to the named executive officers in any of fiscal 2011, 2010 or 2009. All other columns have been omitted.

(2)
The applicable amount for Dr. Belamant, Mr. Kotzé and Mr. Soma is denominated in United States dollars (USD) and paid in South African rand (ZAR) at the exchange rate in effect at the time of payment. Mr. Oh’s salary is denominated and paid in Korean won (KRW) and has been translated into USD at the average exchange rate for the eight months to June 30, 2011.

(3)
Bonus and non-equity incentive plan compensation represent amounts earned for the fiscal years ended June 30, and were paid in September. The amounts for Dr. Belamant, Mr. Kotzé and Mr. Soma are denominated in USD and the amount for Mr. Oh is denominated and paid in KRW, translated into USD at the average exchange rate for the eight months to June 30, 2011.

(4)
Represents FASB ASC Topic 718 grant date fair value of stock options granted under our Stock Incentive Plan in August 2008, May 2009 and November 2010. See note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011, for the relevant assumptions used in calculating grant date fair value under FASB ASC Topic 718.

(5)
Represents FASB ASC Topic 718 grant date fair value of shares of restricted stock awarded in November 2010, one-third of which vest on November 10 of 2011, 2012 and 2013. Vesting of the award shares is conditioned upon each recipient’s continuous service through the applicable vesting date and our achieving the financial performance target set for that vesting date. See note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011, for the relevant assumptions used in calculating grant date fair value under FASB ASC Topic 718.

(6)	Represents costs for security guards for Dr. Belamant, which are paid in ZAR.

(7)
Mr. Oh joined the Company on October 29, 2010, in connection with the acquisition of KSNET and is paid in Korean won. The amount has been translated to US dollars using the average exchange rate for the eight months to June 30, 2011.

(8)
Represents FASB ASC Topic 718 grant date fair value of shares of restricted stock awarded in October 2010 to Mr. Oh, which were eligible to vest on June 30, 2014, conditioned upon his continuous service through the applicable vesting date and KSNET achieving the financial performance target set for each of fiscal years 2011, 2012, 2013 and 2014. Mr. Oh’s restricted stock award has been forfeited due to failure to meet the financial performance target for fiscal 2011. See note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011, for the relevant assumptions used in calculating grant date fair value under FASB ASC Topic 718.

(9)	Represents payments made by us for Mr. Oh’s Korea mandatory employee national health insurance, national pension, school fees and automobile expenses, which are paid in KRW.
GRANTS OF PLAN-BASED AWARDS (1)
     The following table provides information concerning non-equity and equity incentive plan awards granted during fiscal 2011 to each of our named executive officers.

										Grant
							Estimated			Date
							Future	All Other		Fair
							Payouts	Option		Value
							Under	Awards:	Exercise	of
							Equity	Number of	or Base	Stock
				Estimated Future Payouts Under			Incentive	Securities	Price of	and
				Non-Equity Incentive			Plan	Underlying	Option	Option
				Plan Awards (2)			Awards (3)	Options	Awards	Awards
		Date of	Type				Target
	Grant	Committee	of	Threshold	Target	Maximum	(number of
Name	Date (3)	Action (3)	Award	($)	($)	($)	shares)	(#)	($/Sh)	($)
Dr. Serge C.P. Belamant	—		AC	531,250	850,000	1,168,750
	11/10/10	11/5/10	SO					100,000	$10.59	260,800
	11/10/10	11/5/10	RS				50,000			529,500

Herman G. Kotzé	—		AC	281,250	450,000	618,750
	11/10/10	11/5/10	SO					67,000	$10.59	174,736
	11/10/10	11/5/10	RS				33,000			349,470

Nitin Soma	11/10/10	11/5/10	SO					35,000	$10.59	91,280

Phil-Hyun Oh	10/29/10	9/14/10	AC	118,971	223,071	278,839
	10/29/10	9/14/10	RS				60,000			739,800

Key:	AC (annual cash incentive); SO (stock option); RS (restricted stock)

(1)	Includes only those columns relating to grants awarded to the named executive officers in fiscal 2011. All other columns have been omitted.

(2)
On November 5, 2010, the Remuneration Committee approved a cash incentive plan for Dr. Belamant and Mr. Kotzé. The plan and the actual payments made thereunder are described in detail under “—Compensation Discussion and Analysis — Elements of 2011 Compensation — Payments under Cash Incentive Award Plan.” A cash incentive plan for Mr. Oh is set forth in his employment agreement. The plan and the actual payments made thereunder are described in detail under “—Compensation Discussion and Analysis — Implementing our Objectives — Employment Agreements.” The threshold, target and maximum amounts are denominated in Korean won and have been translated to US dollars using the average exchange rate for the eight months to June 30, 2011.

(3)
On November 5, 2010, the Remuneration Committee approved grants of restricted stock to Dr. Belamant and Mr. Kotzé. See the discussion under “—Compensation Discussion and Analysis—Elements of 2011 Compensation—Equity Incentive Awards” for the performance targets, vesting schedule and other terms applicable to these awards. The grant date of these awards was November 10, 2010. On October 29, 2010, in accordance with the terms of Mr. Oh’s employment agreement, the Remuneration Committee granted a restricted stock award to Mr. Oh. See the discussion under “—Compensation Discussion and Analysis — Implementing our Objectives — Employment Agreements” for the performance targets, vesting schedule and other terms applicable to this award.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END (1)
     The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2011. The market value of unvested shares reflected in this table is calculated by multiplying the number of unvested shares by the closing price of $8.68 of our common stock on June 30, 2011, the last trading day of the fiscal year.

						Stock Awards
								Equity
						Equity		Incentive
						Incentive		Plan
						Plan		Awards:
						Awards:		Market
	Option Awards					Number		or Payout
		Number				of		Value of
		Of				Unearned		Unearned
	Number of	Securities				Shares,		Shares,
	Securities	Underlying				Units or		Units or
	Underlying					Other		Other
	Unexercised	Unexercised				Rights		Rights
				Option		That		That
	Options	Options		Exercise	Option	Have Not		Have Not
	(#)	(#)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
Dr. Serge C.P. Belamant	80,000	—		$22.51	8/24/2016	—		—
	120,000	80,000	(2)	$24.46	8/24/2018	—		—
	52,000	78,000	(3)	$13.16	5/20/2019	—		—
	—	100,000	(4)	$10.59	11/10/2020	63,333	(5)	549,730	(6)

Herman G. Kotzé	35,000	—		$22.51	8/24/2016	—		—
	60,000	40,000	(2)	$24.46	8/24/2018	—		—
	44,000	66,000	(3)	$13.16	5/20/2019	—		—
	—	67,000	(4)	$10.59	11/10/2020	46,333	(5)	402,170	(6)

Nitin Soma	20,000	—		$22.51	8/24/2016	—		—
	36,000	24,000	(2)	$24.46	8/24/2018	—		—
	24,000	36,000	(3)	$13.16	5/20/2019	—		—
	—	35,000	(4)	$10.59	11/10/2020	10,000	(5)	86,800	(6)

Phil-Hyun Oh	—	—		—	—	60,000	(7)	520,800	(8)

(1)	Includes only those columns that are relevant to the types of awards that remained outstanding as of the end of fiscal 2011.

(2)	One-half of these options vest on each of May 8, 2012 and 2013, respectively.

(3)	One-third of these options vest on each of May 8, 2012, 2013 and 2014, respectively.

(4)
Represents stock options awarded in November 2010 to the extent that they remained unvested as of June 30, 2011. One-third of these options vest on each of November 10, 2011, 2012 and 2013, respectively.

(5)
Included in this amount are 13,333 shares of restricted stock that were held by each of Dr. Belamant and Mr. Kotzé and 10,000 shares of restricted stock that were held by Mr. Soma as of 2011 fiscal year end but which were subsequently forfeited due to failure to satisfy the fiscal 2011 performance conditions contained in the relevant grant agreements. The forfeiture occurred on September 1, 2011 when the performance conditions for the year ended June 30, 2011 were determined not to have been satisfied. The balance of this amount, net of the forfeited shares, represents shares of restricted stock awarded in November 2010 to the extent that they remained unvested as of June 30, 2011. One-third of these shares are scheduled to vest on each of November 10, 2011, 2012 and 2013, with vesting conditioned upon each recipient’s continuous service through the applicable vesting date and our achieving the financial performance target set for that vesting date.

(6)
Assumes that all performance targets will be met in each year and all shares of restricted stock will vest. Notwithstanding this assumption, $115,730 and $86,800 of the amounts reflected, representing the market value as of June 30, 2011 of 13,333 (for Dr. Belamant and Mr. Kotzé) and 10,000 shares (for Mr. Soma), respectively, were forfeited on September 1, 2011 when the performance conditions for those restricted stock awards were determined not to have been satisfied.

(7)
Represents 60,000 shares of restricted stock that were held by Mr. Oh as of 2011 fiscal year end but which were forfeited due to failure to satisfy the fiscal 2011 performance conditions contained in Mr. Oh’s employment agreement. The failure to meet the fiscal 2011 performance target resulted in the forfeiture of all 60,000 shares of restricted stock.

(8)
Assumes that all performance targets will be met in each year and all shares of restricted stock will vest. Notwithstanding this assumption, the $520,800 reflected, representing the market value as of June 30, 2011 of 60,000 shares, were forfeited on June 30, 2011, when the performance conditions for the restricted stock award were determined not to have been satisfied.

OPTION EXERCISES AND STOCK VESTED (1)
     There were no stock options exercised by our named executive officers during fiscal 2011. The following table shows all stock awards that vested during fiscal 2011.

	Stock Awards
	Number of
	shares	Value
	acquired	Realized
	on vesting	on Vesting
Name	(#)	($)(2)
Dr. Serge C.P. Belamant	13,333	151,863
Herman G. Kotzé	13,333	151,863
Nitin Soma	10,000	113,900

(1)	Includes only those columns relating to stock awards held by our named executive officers that vested in fiscal 2011. All other columns have been omitted.

(2)	The value realized on vesting is calculated as the closing price of our common stock on the vesting date multiplied by the number of common shares of restricted stock that vested.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
     As described above under “Compensation Discussion and Analysis”, we do not have employment, severance or change of control agreements with named executive officers, other than the employment agreement with Mr. Oh. In addition, none of our outstanding equity awards include provisions for accelerated vesting upon a change in control of the Company or termination of employment following such a change in control.

     Under the terms of Mr. Oh’s employment agreement, if he is removed from office as a director of KSNET without justifiable cause, he is entitled to receive the amounts of base salary and the bonus (if any) that would have been due and payable to him if he was fully employed with us for the remainder of the then-current fiscal year. Mr. Oh also would be entitled to a pro-rated portion of the 60,000 shares of restricted stock awarded to him. The term “justifiable cause” includes any of the following circumstances, as well as any other circumstances permitted under applicable law:
•	Mr. Oh has breached the provisions on non-competition or confidentiality of the employment agreement;

•	Mr. Oh has taken actions that are likely to result in a material loss of or harm to the business, reputation or goodwill of KSNET;

•	Mr. Oh has misappropriated funds or assets of KSNET;

•	Mr. Oh has concealed from or falsely disclosed to KSNET his name, age, education, experience, or other personal information;

•	Mr. Oh has failed to show performance results or job capacity;

•	Mr. Oh has committed a crime or offense which will adversely affect the interest or reputation of KSNET; or

•	Mr. Oh has committed gross negligence, willful misconduct or any violation of laws in performance of his duties.
     Assuming that Mr. Oh was removed from office as a director of KSNET without justifiable cause on the last day of fiscal 2011, i.e., June 30, 2011, and using the closing price of our common stock of $8.68 as reported on the NASDAQ Stock Market as of June 30, 2011, Mr. Oh would not have been entitled to receive any cash severance because he would have already received all amounts of base salary earned for the fiscal year and no bonus was payable for fiscal 2011 under the terms of his cash incentive plan due to failure to meet the performance goal. He would have been entitled to vest in 18% of the then-outstanding restricted stock award, representing a pro-rata portion based on his having been employed for eight out of the forty-four months of the employment term before his termination. This 18% interest would have had a value as of June 30, 2011, of $93,744. Insofar as the restricted stock award has been forfeited due to failure to satisfy the performance goal for fiscal 2011, Mr. Oh will not be entitled to receive any portion of the award if he is removed from office as a director of KSNET without justifiable cause in the future.
     Mr. Oh is also entitled to a severance payment equal to 300% of his monthly base salary for each completed year of service at KSNET. Using exchange rates applicable as of June 30, 2011, and four years of completed service, Mr. Oh would be entitled to a severance payment of $347,586.
     Except as described above with respect to Mr. Oh, there would be no compensation, other than that prescribed by local labor laws in the case of unfair dismissal or retrenchment, that would become payable under the existing plans and arrangements if the employment of any of our named executive officers had terminated on June 30, 2011.
     We do not have any ongoing obligation to provide post-termination benefits to our named executive officers after termination of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
     We review all relationships and transactions in which we and our directors and named executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Chief Executive Officer and Chief Financial Officer are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and named executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our Audit Committee considers:
•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.
     Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Related Party Transactions
     Pursuant to the stock purchase agreement, dated July 18, 2005, among the investment entities affiliated with GA, us and certain other parties, GA is entitled to designate one nominee to our Board. This designee is currently Mr. Tinsley. In addition, pursuant to the stock purchase agreement, we granted rights, under certain circumstances and subject to certain limitations, with respect to the registration of our shares held by investment entities affiliated with GA.
     We engaged the services of PBel (Pty) Ltd, or PBEL, to perform software development services during fiscal 2011, primarily software utilized on mobile phones for our Mobile Virtual Card initiative, as well as software for our EasyPay cash-accepting kiosks and our new EasyPay website. All software developed by PBEL is our property. PBEL is jointly owned by Dr. Belamant and his son, Mr. Philip Marc Belamant. Dr. Belamant is a non-employee director of PBEL and Mr. Belamant is its chief executive officer. Mr. Belamant is not, and has never been, employed by us. The PBEL transactions were approved by our Audit Committee and thus Dr. Belamant did not participate in the Board’s decision to engage PBEL. We paid PBEL approximately $0.9 million for software development services during fiscal 2011.

AUDIT AND NON-AUDIT FEES
     The following table shows the fees that we paid or accrued for the audit and other services provided by Deloitte for the fiscal years ended June 30, 2011 and 2010.

	2011	2010
	$ ‘000	$ ‘000
Audit Fees	1,469	1,813
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
     Audit Fees — This category includes the audit of our annual consolidated financial statements, review of financial statements included in our quarterly reports on Form 10-Q, the required audit of management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ independent audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
     Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” There were no such fees paid in the fiscal years ended June 30, 2011 or 2010.
     Tax Fees — This category consists of professional services rendered by Deloitte for tax compliance and tax advice. The services for the fees disclosed under this category include tax return review and technical tax advice. There were no such fees paid in the fiscal years ended June 30, 2011 or 2010.
     All Other Fees — There were no such fees paid in the fiscal years ended June 30, 2011 or 2010.
Pre-Approval of Non-Audit Services
     Pursuant to our Audit Committee charter, our Audit Committee reviews and pre-approves both audit and non-audit services to be provided by our independent auditors. The authority to grant pre-approvals of non-audit services may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. During fiscal years 2011 and 2010, all of services provided by Deloitte with respect to fiscal years 2011 and 2010 were pre-approved by the Board and the Audit Committee.
AUDIT COMMITTEE REPORT
     The Audit Committee of the Board consists of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board and available on our website at www.net1.com under the “Investor Relations — Governance” section. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board. The members of the Audit Committee are Messrs. Seabrooke, Pein and Edwards. The Audit Committee selects, subject to shareholder ratification, our independent registered public accounting firm.

     Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and of our internal control over financial reporting and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this context, the Audit Committee has met and held discussions with management and Deloitte. Our Chief Executive Officer and Chief Financial Officer represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee reviewed and discussed the consolidated financial statements with our Chief Executive Officer and Chief Financial Officer and Deloitte. The Audit Committee discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These matters included a discussion of Deloitte’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.
     Deloitte also provided the Audit Committee with the written disclosures and letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the firm’s independence. The Audit Committee further considered whether the provision by Deloitte of the non-audit services described above is compatible with maintaining the auditors’ independence.
     Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representations of management and the disclosures by Deloitte to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2011, for filing with the SEC.
Audit Committee
Christopher S. Seabrooke, Chairman
Alasdair J.K. Pein
Paul Edwards
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table presents, as of October 14, 2011, information about beneficial ownership of our common stock by:
•	each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.
     Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 45,002,304 shares of common stock outstanding as of October 14, 2011. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after October 14, 2011 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person.

     Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority. Except as otherwise noted, each shareholder’s address is c/o Net 1 UEPS Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

	Shares of Common
	Stock Beneficially Owned
Name	Number	%
Antony C. Ball(1)	490,634	1.09%
Dr. Serge C.P. Belamant(2)	1,225,288	2.70%
Paul Edwards(3)	12,294	*
Herman G. Kotzé(4)	207,666	*
Alasdair J.K. Pein(5)	113,372	*
Christopher S. Seabrooke(6)	119,209	*
Nitin Soma(7)	101,667	*
Tom C. Tinsley(8) (10)	6,416,651	14.26%
International Value Advisers, LLC (9)	11,949,540	26.55%
Investment entities affiliated with General Atlantic LLC(10)	6,409,091	14.24%
Directors and Executive Officers as a group (11)	8,686,781	19.05%

*	Less than one percent

(1)
Includes 1,584 shares of common stock owned directly by Mr. Ball and 5,976 shares of restricted stock which vest over time and are subject to forfeiture. Vesting of the restricted stock is conditioned on Mr. Ball’s continued service as a member of our Board on the applicable vesting date. Also includes 483,074 shares owned by a limited partnership of which Mr. Ball is the general partner. Mr. Ball disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)
CI Law Trustees Limited for the San Roque Trust dated 8/18/92 owns 725,799 shares of common stock. Dr. Serge C.P. Belamant as proxy of CI Law Trustees has the power to vote all of CI Law Trustees’ shares. The remaining 499,489 shares are owned directly by Dr. Belamant and include 50,000 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions described elsewhere in this proxy statement and options to purchase 285,333 shares of common stock, all of which are currently exercisable.

(3)
Includes 4,481 shares of common stock owned directly by Mr. Edwards and 7,813 shares of restricted stock which vest over time and are subject to forfeiture. Vesting of the restricted stock is conditioned on Mr. Edwards’ continued service as a member of our Board on the applicable vesting date.

(4)
Includes 13,333 shares of common stock owned directly by Mr. Kotzé. The remaining 194,333 shares are owned directly by Mr. Kotzé and include 33,000 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions described elsewhere in this proxy statement and options to purchase 161,333 shares of common stock, all of which are currently exercisable.

(5)
Includes 100,124 shares of common stock held by a trust, settled by Mr. Pein and of which he is a beneficiary and 2,899 shares owned directly by Mr. Pein. The total also includes 10,349 shares of restricted stock which vest over time and are subject to forfeiture. Vesting of the restricted stock is conditioned on Mr. Pein’s continued service as a member of our Board on the applicable vesting date.

(6)
Includes 100,000 shares of common stock held by a company, whose holding company’s shareholders include a trust settled by a relative of Mr. Seabrooke and of which he is a discretionary beneficiary and 6,499 shares owned directly by Mr. Seabrooke. The total also includes 12,710 shares of restricted stock which vest over time and are subject to forfeiture. Vesting of the restricted stock is conditioned on Mr. Seabrooke’s continued service as a member of our Board on the applicable vesting date.

(7)	Includes 10,000 shares of common stock owned directly by Mr. Soma. The remaining 91,667 shares are options to purchase shares of common stock, all of which are currently exercisable.

(8)
Includes 1,584 shares of common stock owned directly by Mr. Ball and 5,976 shares of restricted stock which vest over time and are subject to forfeiture. Vesting of the restricted stock is conditioned on Mr. Ball’s continued service as a member of our Board on the applicable vesting date. The business address of Mr. Tinsley is 2401 Pennsylvania Avenue NW, Washington DC 20037.

(9)
Based solely on a Form 13F dated June 30, 2011, filed by International Value Advisers, LLC. The business address of International Value Advisers, LLC is 645 Madison Avenue, 12th Floor, New York, NY 10022.

(10)
According to Amendment No. 1 to Schedule 13D, dated June 22, 2006, filed by General Atlantic LLC (“GA”), and its affiliates, General Atlantic Partners 80, L.P. (“GAP 80”), General Atlantic Partners 82, L.P. (“GAP 82”), GapStar, LLC (“GapStar”), GAP Coinvestments III, LLC, (“GAPCO III”), GAP Coinvestments IV, LLC, (“GAPCO IV”), GAPCO GmbH & Co. KG (“KG”), GAPCO Management GmbH, (“GmbH Management”), and GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and supplemental information provided to us by GA, these entities beneficially own, in the aggregate, 6,409,091shares of common stock. GA is the general partner of GAP 80, GAP 82 and GAPCO CDA. GA is also the sole member of GapStar. GmbH Management is the general partner of KG. The Managing Directors of GA are Steven A. Denning (Chairman), William E. Ford Chief Executive Officer), H. Raymond Bingham, Peter L. Bloom, Mark F. Dzialga, Klaus Esser, Vince Feng, William O. Grabe, Abhay Havaldar, David C. Hodgson, Rene M. Kern, Jonathan Korngold, Christopher G. Lanning, Jeff Leng, Anton J. Levy, Marc F. McMorris, Thomas J. Murphy, Matthew Nimetz, Ranjit Pandit, Andrew C. Pearson, Raul Rai, David A. Rosenstein, Sunish Sharma, Franchon M. Smithson, Oliver Thum, Tom C. Tinsley, Sean Tong, Philip P. Trahanas and Florian P. Wendelstadt (collectively, the “GA Managing Directors”). Mr. Tinsley is a director of the Company. The managing members of GAPCO III and GAPCO IV are GA Managing Directors. The business address of each of the GA Managing Directors (other than Messrs. Esser, Feng, Leng, Tong, Havaldar, Pandit, Rai, Sharma, Thum, Tinsley, Wendelstadt, Bingham and McMorris) is 3 Pickwick Plaza, Greenwich, Connecticut 06830. The business address of Messrs. Esser and Thum is Koenigsallee 62, 40212, Duesseldorf, Germany. The business address of Messrs. Feng, Leng and Tong is Suite 2007-10, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The business address of Messrs. Havaldar, Pandit, Rai and Sharma is Room 151, 152 Maker Chambers VI, Naisman Point, Mumbai 400 021, India. The business address of Mr. Wendelstadt is 83 Pall Mall, London, SW1Y 5ES. The business address of Messrs. Bingham and McMorris is 228 Hamilton Avenue, Palo Alto, California 94301.

(11)
Represents shares beneficially owned by the directors and executive officers listed in the table. Includes options to purchase 538,333 shares of common stock, all of which are currently exercisable and 125,824 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review and representations, we believe that all filings requirements applicable to our executive officers, directors and more than 10% shareholders were complied with during fiscal year 2011.
Annual Report on Form 10-K
     A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2011 is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website (www.net1.com). In addition, the annual report (with exhibits) is available at the SEC’s website (www.sec.gov).

Shareholder Proposals for the 2012 Annual Meeting
     Qualified shareholders who wish to have proposals presented at the 2012 annual meeting of shareholders must deliver them to us by June 30, 2012, in order to be considered for inclusion in next year’s proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act. Shareholders who intend to present an item of business for our 2012 annual meeting of shareholders (other than a proposal presented for inclusion in next year’s proxy statement and proxy pursuant to Rule 14a-8) must provide notice of such business to us by June 30, 2012, as set forth more fully in Sections 2.08 and 4.16 of our Amended and Restated By-Laws. All proposals and nominations must be delivered to us at our principal executive offices at P O Box 2424, Parklands 2121, Gauteng, South Africa.
Householding of Proxy Materials
     We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.
     If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which typically are mailed at the end of October of each year, by notifying us in writing at: Net 1 UEPS Technologies, Inc., PO Box 2424, Parklands 2121, Gauteng, South Africa, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.
     If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.
Other Matters
     The Board knows of no other matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Dr. Serge C. P. Belamant
October 28, 2011	Chairman and Chief Executive Officer

     THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Net 1 UEPS Technologies, Inc. FOLD AND DETACH HERE Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3 AND FOR A ONE YEAR PERIOD FOR PROPOSAL 4. Please mark your votes as indicated in this example WITHHOLD FOR FOR ALL ALL *EXCEPTIONS 1. ELECTION OF DIRECTORS Nominees: 01 Dr. Serge C.P. Belamant 02 Herman G. Kotze 03 Christopher S. Seabrooke 04 Antony C. Ball 05 Alasdair J.K. Pein 06 Paul Edwards 07 Tom C. Tinsley (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN 2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2012. 3. PROPOSAL TO HOLD A NON-BINDING ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION. 1 year 2 years 3 years ABSTAIN 4. PROPOSAL TO HOLD A NON-BINDING ADVISORY VOTE REGARDING WHETHER AN ADVISORY VOTE ON EXECUTIVE COMPENSATION WILL OCCUR EVERY ONE, TWO OR THREE YEARS. 5. In their discretion to transact such other business and act upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date

You can now access your Net 1 UEPS Technologies, Inc. account online. Access your Net 1 UEPS Technologies, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Net 1 UEPS Technologies, Inc., now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE NET 1 UEPS TECHNOLOGIES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This proxy is solicited on behalf of the Board of Directors of Net 1 UEPS Technologies, Inc. for the Annual Meeting of Shareholders to be held on November 29, 2011. The undersigned, appoints Dr. Serge C.P. Belamant and Herman G. Kotze, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Net 1 UEPS Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR ALL nominees for director and FOR proposals 2 and 3 and for one year frequency for proposal 4. (Please Sign on Reverse Side) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 09860

Net 1 UEPS Technologies, Inc.
Proxy for Shareholders Registered
on South African Branch Register

THIS SOUTH AFRICAN PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS SOUTH AFRICAN PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3, AND FOR A ONE YEAR PERIOD FOR PROPOSAL 4.
Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1. ELECTION OF DIRECTORS	☐	☐	☐

Nominees:	01 Dr. Serge C.P. Belamant
02 Herman G. Kotze
03 Christopher S. Seabrooke
04 Antony C. Ball
05 Alasdair J.K. Pein
06 Paul Edwards
07 Tom C. Tinsley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name (s) in the space provided below.

* Exceptions

		FOR		AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2012.	☐		☐	☐

		FOR		AGAINST	ABSTAIN
3.	PROPOSAL TO HOLD A NON-BINDING ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐		☐	☐

		1 year	2 years	3 years	ABSTAIN
4.	PROPOSAL TO HOLD A NON-BINDING ADVISORY VOTE REGARDING WHETHER AN ADVISORY VOTE ON EXECUTIVE COMPENSATION WILL OCCUR EVERY ONE, TWO OR THREE YEARS.	☐	☐	☐	☐

5.	In their discretion to transact such other business and act upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

Mark Here for Address Change or Comments SEE REVERSE	☐
Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

NET 1 UEPS TECHNOLOGIES, INC.
Proxy for Shareholders Registered
on South African Branch Register
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     This South African proxy is solicited on behalf of the Board of Directors of Net 1 UEPS Technologies, Inc. for the Annual Meeting of Shareholders to be held on November 29, 2011. The undersigned appoints Dr. Serge C.P. Belamant and Herman G. Kotze, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Net 1 UEPS Technologies, Inc. which the undersigned may be entitled to vote at the Annual, and at any adjournment or postponement thereof, as indicated on the reverse side of this South African proxy.
     This South African proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this South African proxy will be voted FOR ALL nominees for director and FOR proposals 2 and 3 and for a one year frequency for proposal 4.
     This South African proxy must be lodged, posted or faxed to Link Market Services South Africa (Proprietary) Limited so as to reach them by 16:00 on November 25, 2011. South African shareholders that have already dematerialized their shares through a CSDP or broker, other than with own-name registration, should not complete this South African proxy. Instead they should provide their CSDP or broker with their voting instructions. South African shareholders that have already dematerialized their shares through a CSDP or broker, other than with own-name registration, should not complete this South African proxy. Instead they should provide their CSDP or broker with their voting instructions, or alternatively, they should inform their CSDP or broker of their intention to attend the Annual Meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. South African shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to Link Market.
(Please Sign on Reverse Side)

Address Change/Comments	LINK MARKET SERVICES SOUTH AFRICA (PTY LTD
(Mark the corresponding box on the reverse side)	PO Box 4844 Johannesburg 2000